Exhibit 99.1

FOR IMMEDIATE RELEASE

June 4, 2012

CONTACT:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Announces Receipt of Regulatory Approvals for Acquisitions of Florida Gulf Bancorp, Inc. and Florida Gulf Bank

Lafayette, Louisiana – IBERIABANK Corporation (NASDAQ: IBKC), the holding company of IBERIABANK (www.iberiabank.com), announced today the Federal Reserve Bank of Atlanta has approved the application of IBERIABANK Corporation to acquire Florida Gulf Bancorp, Inc. In addition, the Federal Reserve Bank of Atlanta and the Louisiana Office of Financial Institutions have approved the applications of IBERIABANK to acquire Florida Gulf Bank. Completion of the acquisitions remains subject to approval by shareholders of Florida Gulf Bancorp, Inc. and satisfaction of customary closing conditions.

Florida Gulf Bancorp, Inc. is the holding company for Florida Gulf Bank with headquarters in Fort Myers, Florida. At March 31, 2012, Florida Gulf Bancorp, Inc. had total assets of $376 million, $248 million in net loans, and $302 million in total deposits.

At March 31, 2012, IBERIABANK Corporation (“the Company”) had total assets of $11.8 billion, shareholders’ equity of $1.5 billion, and a tangible common equity ratio of 9.64%. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC.”

IBERIABANK Corporation is a bank holding company headquartered in Lafayette, Louisiana. The Company has 266 combined offices, including 175 bank branch offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, and Florida, 22 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 60 locations in 12 states. The Company has eight locations with representatives of IBERIA Wealth Advisors in four states, and one office of IBERIA Capital Partners, L.L.C.

Additional Information About The Florida Gulf Bancorp, Inc. Transaction

In connection with the proposed merger, IBERIABANK Corporation will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will contain a proxy statement/prospectus for shareholders of Florida Gulf Bancorp, Inc. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS ARE

URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents containing information about IBERIABANK Corporation and Florida Gulf Bancorp, Inc., without charge, at the SEC’s web site at http://www.sec.gov. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus may also be obtained, when available, for free from the IBERIABANK Corporation website, http://www.iberiabank.com, under the heading “Investor Information”. In addition, documents filed with the SEC for IBERIABANK Corporation will be available free of charge from the Secretary, IBERIABANK Corporation, 200 West Congress Street, 12th Floor, Lafayette, Louisiana 70501 (337-521-4003).

This communication is not a solicitation of any vote or approval, is not an offer to purchase shares of Florida Gulf Bancorp, Inc. common stock, nor is it an offer to sell shares of IBERIABANK Corporation common stock which may be issued in the proposed merger with Florida Gulf Bancorp, Inc. Any issuance of IBERIABANK Corporation common stock in the proposed merger with Florida Gulf Bancorp, Inc. would have to be registered under the Securities Act of 1933, as amended, and such IBERIABANK Corporation common stock would be offered only by means of a prospectus complying with the Act.

Florida Gulf Bancorp, Inc. and its directors, executive officers, and certain other members of management and employees, may be deemed to be participants in the solicitation of proxies from shareholders in respect of the proposed transaction. Information regarding the persons who may be deemed participants in the solicitation of shareholders in connection with the proposed transaction will be set forth in the relevant proxy statement/prospectus and other relevant documents filed with the SEC.

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